Exhibit 99.1

ToughBuilt Industries Announces Distribution of

Series H Preferred Stock to Holders of its Common Stock

IRVINE, CA, September 21, 2023 - ToughBuilt Industries Inc. (NASDAQ: TBLT; TBLTW) (“ToughBuilt” or the “Company”) today announced that its Board of Directors declared a dividend of one one-thousandth of a share of newly-designated Series H Preferred Stock, par value $0.0001 per share, for each outstanding share of ToughBuilt common stock held of record as of 5:00 p.m. Eastern Time on October 2, 2023. The shares of Series H Preferred Stock will be distributed to such recipients at 5:00 p.m. Eastern Time on October 17, 2023. The outstanding shares of Series H Preferred Stock will vote together with the outstanding shares of the Company’s common stock, as a single class, exclusively with respect to a proposal giving the Board of Directors the authority, as it determines appropriate, to implement a reverse stock split,  as well as any proposal to adjourn any meeting of stockholders called for the purpose of voting on the reverse stock split, and will not be entitled to vote on any other matter, except to the extent required under the Nevada Revised Statutes. Subject to certain limitations, each outstanding share of Series H Preferred Stock will have 1,000,000 votes per share (or 1,000 votes per one one-thousandth (0.001) of a share of Series H Preferred Stock).

All shares of Series H Preferred Stock that are not present in person or by proxy at the meeting of stockholders held to vote on the above described proposals as of immediately prior to the opening of the polls at such meeting will automatically be redeemed by the Company. Any outstanding shares of Series H Preferred Stock that have not been so redeemed will be redeemed if such redemption is ordered by ToughBuilt’s Board of Directors or automatically upon the approval by ToughBuilt’s stockholders of the above described proposals.

The Series H Preferred Stock will be uncertificated, and no shares of Series H Preferred Stock will be transferable by any holder thereof except in connection with a transfer by such holder of any shares of the Company’s common stock held by such holder. In that case, a number of one one-thousandths of a share of Series H Preferred Stock equal to the number of shares of ToughBuilt’s common stock to be transferred by such holder would be transferred to the transferee of such shares of common stock.

Further details regarding the Series H Preferred Stock will be contained in a report on Form 8-K to be filed by ToughBuilt with the Securities and Exchange Commission.

ABOUT TOUGHBUILT INDUSTRIES, INC.

ToughBuilt is an advanced product design, manufacturer, and distributor with emphasis on innovative products. Currently focused on tools and other accessories for the professional and do-it-yourself construction industries. We market and distribute various home improvement and construction product lines for both the do-it-yourself and professional markets under the TOUGHBUILT brand name, within the global multibillion dollar per year tool market industry. All our products are designed by our in-house design team. Since launching product sales in 2013, we have experienced significant annual sales growth. Our current product line includes three major categories, with several additional categories in various stages of development, consisting of Soft Goods & Kneepads and Sawhorses & Work Products. Our mission is to provide products to the building and home improvement communities that are innovative, of superior quality derived in part from enlightened creativity for our end users while enhancing performance, improving well-being and building high brand loyalty. Additional information about the Company is available at: https://www.toughbuilt.com/.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the impact of the worldwide COVID-19 pandemic and government actions, on our business, (ii) supply chain disruptions, (iii) inflationary and interest rate concerns and the impact on consumers, (iv) cybersecurity breaches and threats, (v) market acceptance of our existing and new products, (vi) delays in bringing products to key markets; (vii) an inability to secure regulatory approvals for the ability to sell our products in certain markets, (viii) intense competition in our industry from much larger, multinational companies, (ix) product liability claims, (x) product malfunctions, (xi) our limited manufacturing capabilities and reliance on subcontractors for assistance, (xii) our efforts to successfully obtain and maintain intellectual property protection covering our products or defend ourselves from third parties’ infringement claims, (xiii) our reliance on a single supplier for certain product components, (xiv) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xv) the fact that we conduct business in multiple foreign jurisdictions, exposing us to tariffs, foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction and (xvi) changes in e-commerce marketplaces. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this press release. As a result of these matters, changes in fact, assumptions not being realized or other circumstances, the Company's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.

Investor Relations Contact:

KCSA Strategic Communications

David Hanover

toughbuilt@kcsa.com

Source: ToughBuilt Industries, Inc